UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

HCi VioCare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Centrum Office, 38 Queen Street, Glasgow	G1 3DX
(Address of principal executive offices)	(Zip Code)

+44 141 548 8000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.   REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to HCi VioCare.

On October 14, 2014, the Company announced on Form 8-K the completion of a certain Debt Settlement and Subscription Agreement (the “Agreement”) between the Company, and  the President of the Company, Mr. Sotirios Leontaritis (“Leontaritis”) whereunder Leontaritis agreed to accept 9,000,000 shares of the Company’s common stock at a price of US$0.03 per share to settle a total of $300,000.00 of  existing debt.

On October 17, 2014, the Agreement was rescinded by the Company and Leontaritis. No shares were issued as at the date of recission and the debt in the amount of $300,000 has been reinstated and remains outstanding.

ITEM 3.02          UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Regulation S of the Securities Act of 1933, as amended, (“Securities Act”), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. The investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi VioCare

Dated: October 24, 2014	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
`	Title:	President, Treasurer, CEO, and Director